EXHIBIT 10 (zz)


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                                   ----------

                              THE TIREX CORPORATION

                                   ----------

                                MANAGING DIRECTOR

                                       OF

                           EUROPEAN MARKET DEVELOPMENT

                                   ----------

                        CONTRACTUAL EMPLOYMENT AGREEMENT

      Contractual Employment Agreement, executed this 1st day of July, 1997 to be effective retroactively as of January 15, 1997 between The Tirex Corporation, a Delaware corporation ("Tirex") with offices located at 740 St. Maurice, Suite 201 Montreal, Quebec, Canada H3C 1L5 and Alan Crossley, Gran Via de Hortaleza 82A, 1*B, 28043 Madrid, Spain ("Crossley"). For purposes of this Agreement, the term "Tirex" shall mean The Tirex Corporation and 3143619 Canada Inc. (known and doing business as "Tirex Canada Inc."), and all other corporations, partnerships, or other entities, now or in the future controlled by, under common control with, or in control of, The Tirex Corporation, jointly and severally.

      Whereas, Tirex is in the business of developing, manufacturing, and distributing cryogenic scrap tire disintegration equipment and processes (the "TCS-1 System") for the recovery of rubber crumb, wire and fiber from scrap tires and wishes to launch the sale of its products and services in the markets of the European Union.

      Whereas, Crossley has expertise and substantial business and marketing experience and contacts in the European market as well as in various other areas in Asia and the Middle East, which can be important to Tirex.

      Whereas, Tirex wishes to assure itself of the marketing services of Crossley for the period provided in this Agreement, and Crossley is willing to provide such services to Tirex for the said period under the terms and conditions hereinafter provided.

      Now, Therefore, Witnesseth, that for and in consideration of the premises and of the mutual promises and covenants herein contained, the parties hereto agree as follows:


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1.    Term and Employment

      1.1 Tirex agrees to and does hereby engage Crossley, and Crossley agrees to and does hereby accept engagement by Tirex as Managing Director of European Market Development for the one-year period, which commenced on January 15, 1997 (the "Engagement Period").

      1.2 The terms of this Agreement shall be automatically extended for two successive one-year periods, ("Extension Periods") unless, not later than 30 days prior to the end of the Engagement Period or the then current Extension Period, either party shall give written notice to the other that such party does not wish the term of this Agreement to be extended beyond the current Engagement or Extension Period on the terms then in effect.

      1.3 This Agreement cancels and replaces the European Market Development Consulting Agreement (the "Consulting Agreement"), entered into by the parties hereto on May 29, 1997, retroactively effective to January 15, 1997. Notwithstanding the foregoing, the said Consulting Agreement shall remain in effect with respect to all matters pertaining to certain market studies for the Iberian Peninsular and India, which were heretofore conducted by GAPCO, Inc., a corporation under the control of Crossley, and the compensation paid therefor by Tirex, receipt of which is hereby acknowledged by Crossley.

2.    Duties

      2.1 Crossley shall be responsible for undertaking and effecting activities necessary to establish and develop markets for the TCS-1 System and for the crumb rubber which will be produced by the operation of the TCS-1 System throughout the European Economic Union, India, Pakistan, Saudi Arabia (the "Territory"), and such other areas as the parties may, from time to time, mutually agree. Such activities shall include, but not be limited to, the following:

      (a) setting up the appropriate corporate structure and organization for importing and distributing the TCS-1 System and crumb rubber into and throughout the Territory;

      (b) establishing and managing a network of TCS-1 System distributors and crumb rubber brokers in the Territory;

      (c)   arranging   importation  and   installation  of  TCS-1  Systems  and
            providing   customer   support  as  required  to  ensure   effective
            installation and maintenance of all TCS-1 Systems in the Territory;

      (d)   providing after-sales support to customers;

      (e)   serving  as a liaison  with  Tirex in North  America  on  matters of
            interest  to  Tirex,   including   but  not  limited  to   technical
            developments in the use of crumb rubber;


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      (f)   representing  Tirex's  interests in any other activities which Tirex may, from time to time, undertake in the Territory, including local manufacturing and trading in crumb rubber.

      2.2 Tirex will, at all times during the Engagement Period:

      (a)   provide  Crossley  with  appropriate   support,   including  product
            specifications, sales literature, and all other necessary and available sales materials; and

      (b) ensure that all members of Tirex's technical staff in the Territory are fully trained and able to provide effective after sales services to customers.

      All such services are to be performed only upon direct authorization from Tirex and must be performed by Crossley directly.

3.    Compensation

      3.1 For all services to be rendered hereunder by Crossley during the Engagement Period, Crossley shall receive the following compensation:

      (a) a salary, payable monthly, at the annual rate of $75,000 (Canadian) commencing as of July 1, 1997.

      (b) a sales commission of eight percent (8%) of the purchase price of all sales of TCS-1 Systems within the Territory which shall be payable, on a pro-rata basis, within two weeks of receipt by Tirex of payments therefor, provided however that Tirex shall deduct, from the amount of any sales commissions due under this Paragraph, all salary payments made or payable to Crossley pursuant to sub paragraph 3.1(a), above.

      3.2 In the event that this Agreement is terminated by Tirex prior to the end of the Engagement Period or any Extension Period, pursuant to Tirex's notice that it does not wish to extend this Agreement, as provided in Paragraph 1.2 above, and Crossley gives written notice to Tirex, within 30 days of his receipt of such notice, that he objects to the termination of this Agreement, then the 8% sales commission provided under subparagraph 3.1(b), above, shall be payable to Crossley on all sales of the TCS-1 System in the Territory for a period of two years following such termination.

      3.3 In the event that, from time to time, Tirex shall not have the financial resources to pay the salary provided for above, then, the Tirex's obligation to pay such salary will be satisfied by the issuance to Crossley of shares of the common stock of the Company ("Compensation Shares"), which shares shall constitute compensation pursuant to the terms of this Agreement. All Compensation Shares will be issued to Crossley at a value equal to fifty percent


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(50%) of the  average of the high and low bid prices of Tirex  America's  common stock as traded in the over-the-counter market and quoted in the NASDAQ Electronic Bulletin Board during the period when such Compensation Shares were earned.

4.    Reimbursement of Expenses

      During the Engagement Period, Tirex shall reimburse Crossley for properly documented expenses paid by him on behalf, or for the account, of Tirex in the course of carrying out his duties hereunder. Such reimbursements shall not be made for any expenses other than those listed below and the amount reimbursed for any permitted category of expense shall not exceed the following:

Office rent                                                     $20,000
Office and marketing assistant                                   25,000
Advertising and publicity                                        20,000
Multi-lingual translation of product
  information (excluding both English & French)                  15,000
Legal costs                                                      10,000
Travel to potential clients                                      15,000
Attendance at trade shows                                        10,000

5.    Termination

      This Agreement may be terminated at any time prior to the end of the Engagement Period or any Extension Period, by mutual written Agreement of the parties and pursuant to the following:

      5.1 For Cause. The Company may terminate the Employee's employment at any time "for cause" with immediate effect upon delivering written notice to the Employee. For purposes of this Agreement, "for cause" shall include: (a) embezzlement, theft, larceny, material fraud, or other acts of dishonesty; (b) material violation by employee of any of his obligations under this Agreement;
(c) conviction of or entrance of a plea of guilty or nolo contendere to a felony or other crime which has or may have a material adverse effect on the Employee's ability to carry out his duties under this Agreement or upon the reputation of the Company; (d) conduct involving moral turpitude; (e) gross insubordination or repeated insubordination after written warning by the President of the Company; or (f) material and continuing failure by the Employee to perform the duties described in Section 2 above in a quality and professional manner for at least thirty (30) days after written warning by the Board of Directors or the President of the Company. Upon termination for cause, the Company's sole and exclusive obligation will be to pay the Employee his compensation earned through the date of termination, and the Employee shall not be entitled to any compensation after the date of termination.

      5.2 Upon Death. In the event of the Employee's death during the term of the this Agreement, the Company's sole and exclusive obligation will be to pay to the Employee's


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spouse,  if living,  or to his  estate,  if his spouse is not then  living,  the
Employee's compensation earned through the date of death.

      5.3 Upon Disability. The Company may terminate the Employee's employment upon the Employee's total disability. The Employee shall be deemed to be totally disabled if he is unable to perform his duties under this Agreement by reason of mental or physical illness or accident for a period of three consecutive months. Upon termination by reason of the Employee's disability, the Company's sole and exclusive obligation will be to pay the Employee his compensation earned through the date of termination.

6.    Secrets

      Crossley agrees that any trade secrets or any other like information of value relating to the business and/or field of interest of Tirex or any of its affiliates, or of any corporation or other legal entity in which Tirex or any of its affiliates has an ownership interest of more than twenty-five per cent (25%), including but not limited to, information relating to inventions, disclosures, processes, systems, methods, formulae, patents, patent applications, machinery, materials, research activities and plans, costs of production, contract forms, prices, volume of sales, promotional methods, list of names or classes of customers, which he has heretofore acquired during his engagement by Tirex or any of its affiliates or which he may hereafter acquire during the Engagement Period and the three-year period beginning after termination of the Engagement Period as the result of any disclosures to him, or in any other way, shall be regarded as held by Crossley and his personnel, if any, in a fiduciary capacity solely for the benefit of Tirex, its successors or assigns, and shall not at any time, either during the term of this Agreement or thereafter, be disclosed, divulged, furnished, or made accessible by Crossley and his personnel, if any, to anyone, or be otherwise used by them, except in the regular course of business of Tirex or its affiliates. Information shall for the purposes of this Agreement be considered to be secret if not known by the trade generally, even though such information may have been disclosed to one or more third parties pursuant to distribution agreements, joint venture agreements and other agreements entered into by Tirex or any of its affiliates.

7.    Non-Competition

      Unless this Agreement is terminated by Tirex prior to the end of the Engagement Period or any Extension Period, without cause and over the objections of Crossley, during the two years following the termination of this Agreement, Crossley will not provide consulting services either as a consultant or as an employee, either directly or otherwise to any business which is, or is preparing or intending to be, in competition with Tirex.

8.    Assignment


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      8.1  This  Agreement  may be  assigned  by  Tirex  as part of the  sale of substantially all of its business; provided, however, that the purchaser shall expressly assume all obligations of Tirex under this Agreement. Further, this Agreement may be assigned by Tirex to an affiliate, provided that any such affiliate shall expressly assume all obligations of Tirex under this Agreement, and provided further that Tirex shall then fully guarantee the performance of the Agreement by such affiliate. Crossley agrees that if this Agreement is so assigned, all the terms and conditions of this Agreement shall obtain between such assignee and himself with the same force and effect as if said Agreement had been made with such assignee in the first instance.

      8.2 This Agreement is personal to Crossley and may not be assigned by him.

9.    Entire Understanding

      This Agreement contains the entire understanding between the parties and supersedes all prior and collateral communications, reports, agreements, and understandings between the parties. No change, modification, alteration, or addition to any provision hereof shall be binding unless in writing and signed by authorized representatives of both parties. This Agreement shall apply in lieu of and notwithstanding any specific statement associated with any particular information or data exchanged, and the duties of the parties shall be determined exclusively by the aforementioned terms and conditions. Notwithstanding the foregoing, the parties agree that certain provisions of this Agreement may be changed or amended for the purpose of accommodating tax considerations of the parties without affecting the basic terms and conditions of this Agreement.

10.   Survival of Certain Agreements

      The covenants and agreements set forth in Articles 4 and 5, hereof, shall survive the expiration of the Engagement Period and shall survive termination of this Agreement and remain in full force and effect.

11.   Notices

      11.1 All notices required or permitted to be given hereunder shall be delivered by hand, certified mail, or recognized overnight courier, in all cases with written proof of receipt required, addressed to the parties as set forth below and shall be deemed given upon receipt as evidenced by written and dated receipt of the receiving party.

      11.2 Any notice to Tirex or to any assignee of Tirex shall be addressed as follows:

                          The Tirex Corporation
                          740 St. Maurice, Suite 201
                          Montreal, Quebec


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                          Canada H3C 1L5

      11.3 Any notice to Crossley shall be addressed as follows:

                          Mr. Alan Crossley
                          Gran Via de Hortaleza 82A, 1oB
                          28043 Madrid, Spain

      11.4 Either party may change the address to which notice to it is to be addressed, by notice as provided herein.

12.   Applicable Law

      This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware.

13.   Interpretation

      Whenever possible, each Article of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any
Article is unenforceable or invalid under such law, such Article shall be ineffective only to the extent of such unenforceability or invalidity, and the remainder of such Article and the balance of this Agreement shall in such event continue to be binding and in full force and effect.

14.   Prior Agreements

      Subject to the provisions of Paragraph 1.3, this Agreement supersedes and cancels any and all prior agreements, whether written or oral, between the parties.

15.   Arbitration

      In the event of any dispute among the parties hereto with respect to this Agreement, the matters at issue will be submitted to the International Chamber of Commerce in Geneva for arbitration, and the findings of the latter will be binding on both parties.

      In Witness Whereof, the parties hereto have executed the above Agreement as of the day and year first above written.


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                                           The Tirex Corporation

                                           By /s/ Terence C. Byrne
                                              ----------------------------------
                                                  Terence C. Byrne, President

                                              /s/ Alan Crossley
                                              ----------------------------------
                                                  Alan Crossley


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